Exhibit 10.4

FORM OF INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in Section 1), by and between the Participant and Harris Interactive Inc. (the “Company”);

WITNESSETH THAT:

     WHEREAS, the Company maintains the Harris Interactive Inc. Long-Term Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the “Committee”) to receive an Incentive Stock Option Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 1:

     (a) The “Participant” is    .

     (b) The “Grant Date” is    .

     (c) The number of “Covered Shares” shall be    shares of Stock.

     (d) The “Initial Exercise Date” is the one-year anniversary of the Grant Date.

     (e) The “Exercise Price” is $  per share.

Other terms used in this Agreement are defined in Section 9 and elsewhere in this Agreement.

     2. Award and Exercise Price. The Participant is hereby granted an option (the “Option”) to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in Section 1. The Option is intended to qualify as an “Incentive Stock Option,” as defined in the Plan and in Section 422(b) of the Code. To the extent, however, that the aggregate Fair Market Value of Stock (determined at the time of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by Section 422 of the Code.

     3. Date of Exercise. The Option shall become exercisable with respect to:

          (a) 1/4th of the Covered Shares as of the Initial Exercise Date; and

          (c) 1/48th of the Covered Shares as of the end of each of the next 36 calendar months thereafter,

provided, however, that to the extent that the Option has not become exercisable on or before the Participant’s Date of Termination, such Option shall no longer become exercisable in accordance with the foregoing schedule as of any date subsequent to the Participant’s Date of Termination except as provided in the immediately following paragraph. Exercisability under this schedule is cumulative, and after the Option becomes exercisable under the schedule with respect to any portion of the Covered Shares, it shall continue to be exercisable with respect to that portion, and only that portion, of the Covered Shares until the Expiration Date (described in Section 4 below).

     Notwithstanding the foregoing provisions of this Section 3, the Option shall become immediately exercisable with respect to all of the Covered Shares (whether or not previously vested) upon the occurrence of either (i) the Participant’s Date of Termination by reason of the Participant’s death or Disability if such Date of Termination is after the Initial Exercise Date, or (ii) the date of a Change in Control if the Participant’s Date of Termination does not occur before such Change in Control.

     4. Expiration. The Option, to the extent not theretofore exercised, shall not be exercisable on or after the Expiration Date. The “Expiration Date” shall be earliest to occur of:

     (a) the ten-year anniversary of the Grant Date;

     (b) if the Participant’s Date of Termination occurs by reason of Disability or death, the one-year anniversary of such Date of Termination;

     (c) if the Participant’s Date of Termination occurs for reasons other than death or Disability, thirty days after the Date of Termination; and

     (d) the date of any breach by Participant of his or her obligations under Section 8 of this Agreement.

In the event of the Participant’s death while in the employ of the Company, the Participant’s executors or administrators (or the person or persons to whom the Participant’s rights under the Option shall have passed by the Participant’s will or by the laws of descent and distribution) may exercise, any unexercised portion of the Option to the extent such exercise is otherwise permitted by this Agreement.

     Any Option exercised subsequent to the Participant’s Date of Termination as permitted hereunder shall be exercisable only to the extent vested at the time of the Participant’s Date of Termination, regardless of the reason for the termination, and no extension of time beyond the Participant’s Date of Termination shall permit exercise beyond the date such Option would otherwise expire if no termination had occurred.

     5. Method of Option Exercise. The Option may be exercised in whole or in part by filing a written notice with, and which must be received by, the Secretary of the Company at its corporate headquarters prior to the Expiration Date. Such notice shall (a) specify the number of shares of Stock which the Participant elects to purchase; provided, however, that not less than one hundred (100) shares of Stock may be purchased at any one time unless the number purchased is the total number of shares available for purchase at that time under the Option, and (b) be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant’s election. Payment shall be by cash or by check payable to the Company, or, at the discretion of the Committee at any time: (a) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock acceptable to the Committee (including, if the Committee so approves, the withholding of shares otherwise issuable upon exercise of the Option) and having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (b) the Participant may pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

     6. Withholding. All distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules as may be established by the Committee, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan.

     7. Transferability. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant’s life, may be exercised only by the Participant or the Participant’s legal guardian or legal representative.

     8. Non-Competitive Agreement. In consideration of, and as a condition to, the grant of the Option and in consideration of the other rights and privileges of a Participant of the Company, Participant agrees that during the term of Participant’s employment or other contractual relationship giving rise to Participant’s services on behalf of the Company, he shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner (except as owner of less than 1% of the shares of the publicly traded stock of a corporation) of any entity, compete in any manner with the Company. Furthermore, Participant agrees that, for a period of one year after voluntary termination of his employment or other contractual relationship giving rise to Participant’s services on behalf of the Company, Participant shall not, directly or indirectly, as a director, officer, employee, agent, partner or equity owner (except as owner of less than 1% of the shares of the publicly traded stock of a corporation) of any entity, solicit or otherwise deal in any way with any of the clients or customers of the Company as of the time of his voluntary termination (including any client to whom the Company has sold services or products in the two years prior to termination and any prospective client or customer for whom a bid has been prepared within the previous six months) with respect to any services or products competitive with those of the Company. Participant acknowledges that the Company’s legal remedies for a breach of this provision shall be inadequate and that the Company shall be entitled to obtain injunctive relief to enforce this provision.

     9. Definitions. For purposes of this Agreement, the terms listed below shall be defined as follows:

     (a) Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant’s employment with the Company and all Related Companies terminates for any reason; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant’s employer. If, as a result of a sale or other transaction, the Participant’s employer ceases to be a Related Company (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.

     (b) Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

     (c) Retirement. “Retirement,” as defined by the Company’s applicable retirement plan, or if not formalized under a plan, by the Company’s policies and procedures.

     (d) Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     10. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person or entity acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. In the event of the Participant’s death prior to exercise of this Award, the Award may be exercised by the estate of the Participant to the extent such exercise is otherwise permitted by this Agreement. Subject to the terms of the Plan, any benefits distributable to the Participant under this Agreement that are not paid at the time of the Participant’s death shall be paid at the time and in the form determined in accordance with the provisions of this Agreement and the Plan, to the beneficiary designated by the Participant in writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the designated beneficiary of the deceased Participant dies before the Participant or before complete payment of the amounts distributable under this Agreement, the amounts to be paid under this Agreement shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and the beneficiary. Neither the benefits or obligations under this Agreement may be transferred or assigned by Participant except as otherwise expressly provided herein or in the Plan.

     11. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

     12. Plan Definitions. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company.

     13. Amendment. This Agreement may be amended by written Agreement of the Participant and the Company, without the consent of any other person.

     THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS A COPY SIGNED BY THE PARTICIPANT IS DELIVERED TO THE COMPANY WITHIN THIRTY (30) DAYS AFTER THE GRANT DATE.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

Participant

Name:

Harris Interactive Inc.

By:

Its: